Exhibit 99.26

PLEDGE OF SUBTENANTS’ COMPANY INTERESTS AGREEMENT
AMENDED AND RESTATED MASTER LEASE AGREEMENT
(LEASE NO. 4)

THIS PLEDGE OF SUBTENANT COMPANY INTERESTS AGREEMENT (this “Agreement”) is made and given as of July 1, 2008 by FSQ, INC., a Maryland corporation, and THE HEARTLANDS RETIREMENT COMMUNITY - ELLICOTT CITY II, INC., a Maryland corporation (each individually a “Pledgor” and, collectively, the “Pledgors”), for the benefit of SNH NS PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, collectively, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Secured Party and Five Star Quality Care NS -Tenant, LLC, a Maryland limited liability company (the “Tenant”), entered into that certain Amended and Restated Master Lease Agreement (Lease No. 4), dated as of the date hereof (as the same may be amended or otherwise modified from time to time, the “Restated Lease”), pursuant to which the Secured Party leases to the Tenant and the Tenant leases from the Secured Party certain properties as more particularly described in the Restated Lease; and

WHEREAS, pursuant to the Restated Lease, Five Star Quality Care, Inc., a Maryland corporation which is the parent of the Tenant’s parent (the “Guarantor”), executed that certain Amended and Restated Guaranty Agreement, dated as of the  date hereof (as the same may be amended or otherwise modified from time to time, the “Restated Guaranty”) for the benefit of the Secured Party, pursuant to which the Guarantor guarantees all of the payment and performance obligations of the Tenant with respect to the Restated Lease; and

WHEREAS, pursuant to various Sublease Agreements as further described on Exhibit A attached hereto (as the same may be amended or otherwise modified from time to time, collectively, the “Subleases”), the Tenant subleases certain portions of the premises demised under the Restated Lease to the subtenants identified on said Exhibit A (collectively, the “Subtenants”), subject to and upon the terms and conditions set forth in the Subleases; and

WHEREAS, pursuant to the Restated Lease and the Subleases, the Subtenants executed that certain Guaranty Agreement, dated as of the date hereof (as the same may be amended or otherwise modified from time to time, collectively, the “Subtenant Guaranty”), for the benefit of the Secured Party pursuant to which the Subtenants guarantee all of the payment and performance obligations of the Tenant with respect to the Restated Lease; and

WHEREAS, pursuant to the Restated Lease and the Subleases, the Tenant and the Subtenants are required to deliver a pledge of all of the interests in the Subtenants to the Secured Party as security for the payment and performance of (a) all of the obligations of the Tenant to the Secured Party with respect to the Restated Lease and other documents related thereto, (b) all of the obligations of the Guarantor to the Secured Party with respect to the Restated Guaranty and other documents related thereto and (c) all of the obligations of the Subtenants to the Secured Party with respect to the Subtenant Guaranty and other documents related thereto; and

WHEREAS, the Pledgors, the Tenant and the Subtenants are all wholly-owned subsidiaries of Five Star Quality Care, Inc.; and

WHEREAS, the Pledgors currently own all of the outstanding shares of company interest in the Subtenants and each Pledgor expects to receive a substantial material benefit from the execution and delivery of the Restated Lease and the Subleases;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, each Pledgor and the Secured Party hereby agree as follows:

1.                                      Certain Terms.  Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Restated Lease.  The Restated Lease, the Subleases and the Incidental Documents are herein collectively referred to as the “Transaction Documents.”

2.                                      Pledge.  Each Pledgor hereby pledges to the Secured Party all of the shares of company interest in the Subtenants (the “Pledged Shares”) and all other shares of company interest in the Subtenants in which such Pledgor may have rights from time to time and any other securities or other investment property and other collateral of such Pledgor now owned or hereafter acquired which under this Agreement are required to be pledged to the Secured Party, and in each case, all certificates representing such Pledged Shares or other investment property or collateral, and all rights, options, warrants, stock or other securities or other property which may hereafter be received, receivable or distributed in respect of the Pledged Shares, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, (the Pledged Shares and any additional securities or collateral pledged hereunder, collectively, the “Pledged Collateral”), and such Pledgor hereby grants to the Secured Party a security interest in all of the Pledged Collateral and the proceeds thereof as security for the due and punctual payment and performance of the Secured Obligations (as hereinafter defined).

Each Pledgor has delivered to and deposited with the Secured Party any and all certificates or other instruments representing the Pledged Collateral (if any) and undated company interest share powers endorsed in blank, as security for the payment and performance of all of the Secured Obligations.  If in the future any Pledgor possesses or controls any other certificates or other instruments representing the Pledged Collateral, such Pledgor shall immediately and without notice deliver the same to the Secured Party together with undated company interest share powers endorsed in blank, as security for the payment and performance of all of the Secured Obligations.

3.                                      Secured Obligations.  For purposes of this Agreement, the term “Secured Obligations” shall mean the payment and performance of each and every obligation of the Tenant and the Subtenants under the Transaction Documents or relating thereto, whether now existing or hereafter arising, and including, without limitation, the payment of the full amount of the Rent payable under the Restated Lease.

4.                                      Representations of the Pledgor.  Except as otherwise set forth in Section 25 below, each Pledgor covenants that the Pledged Shares are duly and validly pledged to the Secured Party in accordance with law and each Pledgor shall warrant and defend the Secured Party’s right, title and security interest in and to the Pledged Shares against the claims and demands of all persons whomsoever.  Except as set forth in Section 25 below, each Pledgor represents and warrants to the Secured Party that such Pledgor has good and marketable title to all the Pledged Shares, free and clear of all claims, mortgages, pledges, liens, security interests and other encumbrances of every nature whatsoever; that the Pledged Shares are not subject to any restriction on transfer contained in the Limited Liability Company Operating Agreement or any other charter documents of either Subtenant or in any agreement or instrument to which either Subtenant or such Pledgor is a party or by which either Subtenant or such Pledgor is bound which would prohibit or restrict the pledge of the Pledged Shares hereunder or the disposition thereof upon default hereunder; that all of the Pledged Shares have been duly and validly issued and are fully paid for and nonassessable; and that the Pledged Shares constitute all of the presently issued and outstanding shares of the company interests of the Subtenants.

5.                                      Covenants of the Pledgor.  Each Pledgor hereby covenants and agrees that, except as set forth in Section 25 below, it shall not sell, convey or otherwise dispose of any of the Pledged Collateral nor create, incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof, other than the liens on and security interests in the Pledged Collateral created hereby.  Each Pledgor further covenants and agrees that it shall not consent to or approve the issuance of any additional shares of company interest in either Subtenant.  Each Pledgor further covenants and agrees that, until the Secured Obligations are paid in full, such Pledgor shall not change the state of its incorporation or its corporate name without providing the Secured Party with thirty (30) days’ prior written notice and making all filings and taking all such other actions as the Secured Party determines are necessary or appropriate to continue or perfect the security interest granted hereunder.

6.                                      Filing of Financing Statements, etc.  Each Pledgor authorizes the Secured Party to file from time to time one or more financing statements describing the Pledged Collateral.  Each Pledgor will cooperate with the Secured Party at their request from time to time in obtaining control agreements in form and substance reasonably satisfactory to the Secured Party with respect to any collateral investment property, deposit accounts, or other Pledged Collateral as to which the Secured Party determine such agreements are necessary or appropriate to perfect the security interest granted hereunder.

7.                                      Distributions, Etc.  Upon the dissolution, winding up, liquidation or reorganization of either Subtenant, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Subtenant, if any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Secured Party, to be held as collateral security for the Secured Obligations.  If any dividend shall be declared on any of the Pledged Collateral (excluding cash dividends), or any share of beneficial interest or fraction thereof shall be issued pursuant to any split of beneficial interests involving any of the Pledged Collateral, or any distribution of capital shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of the Tenant, the shares or other property so distributed shall be delivered to the Secured Party to be held as collateral security for the Secured Obligations.

8.                                      Event of Default.  For purposes of this Agreement, the term “Event of Default” shall mean (a) the occurrence of an Event of Default under the Transaction Documents; (b) the failure of the Guarantor to comply with any of its covenants or obligations under the Restated Guaranty and the continuation thereof for a period of ten (10) Business Days after written notice thereof; (c) the failure of either Subtenant to comply with any of its covenants or obligations under the Subtenant Guaranty and the continuation thereof for a period of ten (10) Business Days after written notice thereof; (d) the failure of any Pledgor to comply with any of its covenants or obligations under this Agreement and the continuation thereof for a period of ten (10) Business Days after written notice thereof; or (e) any representation or warranty contained herein or made by any Pledgor in connection herewith shall prove to have been false or misleading in any material respect when made.

9.                                      Remedies.  (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees, subject to the provisions of the Uniform Commercial Code or other applicable law.

(b)                                 Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all such rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, all such rights under the Limited Liability Company Operating Agreements or any other charter document of either Subtenant, and further including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of either Subtenant, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law and shall have the right to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker’s board or at public or private sale.  The Secured Party shall give the Pledgor at least ten (10) days’ prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.  Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by the Pledgor to the extent permitted by applicable law.  All such sales shall be at such commercially reasonable price or prices as the Secured Party shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk).  At any such sale or sales, the Secured Party may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Secured Party may deem best.  Upon any such sale or sales, the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of any kind or nature of any Pledgor, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor to the extent permitted by applicable law.  In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, each Pledgor shall execute, and hereby agrees to cause each Subtenant to execute, all such applications or other instruments as may be required.  The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied:  first, to the payment of all costs and expenses of such sale, including attorneys’

fees; and second, to the payment of the Secured Obligations in such order of priority as the Secured Party shall determine; and any surplus thereafter remaining shall be paid to the applicable Pledgor or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of such Pledgor).

Each Pledgor recognizes that the Secured Party may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral for their own accounts, for investment and not with a view to the distribution or resale thereof.  Each Pledgor agrees that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales, and that the Secured Party shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act of 1933.  Each Pledgor agrees that private sales made under the foregoing circumstances may be deemed to have been made in a commercially reasonable manner.  Nothing herein shall be deemed to require any Pledgor to effect a registration of the Pledged Collateral under the Securities Act of 1933.

(d)                                 Upon the occurrence and during the continuance of any Event of Default, the Secured Party, in its discretion, may demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall further have the right, for and in the name, place and stead of any Pledgor, to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

(e)                                  The Secured Party shall not be obligated to do any of the acts hereinabove authorized and in the event that the Secured Party elect to do any such act, the Secured Party shall not be responsible to any Pledgor, other than for gross negligence or willful misconduct.

(f)                                    The Secured Party shall have no obligation to marshal any assets in favor of any Pledgor, or against or in payment of the Secured Obligations or any other obligation owed to the Secured Party by any Pledgor or any other person.

10.                               Rights of Secured Party.  No course of dealing between any Pledgor and the Secured Party nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided and provided under any of the Secured Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of the Secured Party under the Uniform Commercial Code.

11.                               Assignment, Etc.  No waiver by the Secured Party or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion.  In the event of a sale or assignment by any Secured Party of its interest under the Transaction Documents, such Secured Party may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or assignee of such interest, whereupon such purchaser or purchasers shall become vested with all of the powers and rights given to such Secured Party hereunder, and such Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility thereafter arising hereunder with respect to the rights and interests so assigned.

12.                               Duty of Secured Party.  Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Secured Party shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the applicable Pledgor.

13.                               Waivers, Etc.  To the extent permitted by applicable law, each Pledgor, on its own behalf and on behalf of its successors and assigns, hereby waives presentment, demand, payment, notice of dishonor, protest and, except as otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the rights of the Secured Party hereunder or in connection with any Secured Obligations.  The Secured Party may release, supersede, exchange or modify any collateral security it may from time to time hold and release, surrender or modify the liability of any third party without giving notice hereunder to any Pledgor.  The Secured Party shall be under no duty to exhaust its rights against any such collateral security or any such third party before realizing on the Pledged Collateral.  Such modifications, changes, renewals, releases or other actions shall in no way affect any Pledgor’s obligations hereunder.

Each Pledgor further waives any right it may have under the Constitution of the Commonwealth of Massachusetts (or under the constitution of any other state in which any of the Pledged Collateral may be located), or under the Constitution of the United States of America, to notice (except for notice specifically required hereby) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Secured Party, and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing.  EACH PLEDGOR’S WAIVERS UNDER THIS SECTION 13 HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY AND AFTER THE PLEDGOR HAS BEEN APPRISED AND COUNSELED BY ITS ATTORNEYS AS TO THE NATURE THEREOF AND ITS POSSIBLE ALTERNATIVE RIGHTS.

14.                               Further Assurances as to Collateral; Attorney-in-Fact.  From time to time hereafter, each Pledgor shall execute and deliver, or will cause to be executed and delivered, such additional instruments, certificates or documents (including, without limitation, financing statements, renewal statements, collateral assignments and other security documents), and shall take all such actions, as the Secured Party may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement or of more fully perfecting or renewing the Secured Party’s rights with respect to the Pledged Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Pledgor which may be deemed to be a part of the Pledged Collateral) pursuant hereto and thereto.  The Secured Party is hereby appointed the attorney-in-fact, with full power of substitution, of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action, including, without limitation, executing, delivering and filing applications, certificates, instruments and other documents and papers with governmental authorities, and executing any instruments, including without limitation, assignments, conveyances and transfers which are required to be taken or executed by any Pledgor under this

Agreement, on its behalf and in its name which appointment is coupled with an interest, is irrevocable and durable and shall survive the subsequent dissolution, disability or incapacity of the Pledgor.

15.                               Notices.  (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with electronic confirmation of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)                                 All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of electronic confirmation of receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c)                                  All such notices shall be addressed,

if to the Secured Party to:

c/o Senior Housing Properties Trust

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. David J. Hegarty

[Telecopier No. (617) 796-8349]

if to any Pledgor to:

c/o Five Star Quality Care, Inc.

400 Centre Street

Newton, Massachusetts  02458

Attn:  Mr. Bruce J. Mackey Jr.

[Telecopier No. (617) 796-8385]

(d)                                 By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this

Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America or to such other address as the party to whom such notice is directed may have designated in writing to the other parties hereto.

16.                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the term “Secured Party” shall be deemed to include any other holder or holders of any of the Secured Obligations.  Where the context so permits or requires, terms defined herein in the singular number shall include the plural, and in the plural number, the singular.  This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be an original and all of which shall together constitute one and the same agreement.

17.                               Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Secured Party in respect of the Pledged Collateral is rescinded or must otherwise be restored or returned by the Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for any Pledgor or any substantial part of its assets or property, or otherwise, all as though such payments had not been made.

18.                               Restrictions on Transfer.  To the extent that any restrictions imposed by the Limited Liability Company Operating Agreement or any other charter documents of either Subtenant or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Secured Party of any right granted hereunder including, without limitation, the right of the Secured Party to dispose of the Pledged Collateral upon the occurrence of any Event of Default, each Pledgor hereby waives such restrictions, and each Pledgor hereby agrees that it will take any action which the Secured Party may reasonably request in order that the Secured Party may obtain and enjoy the full rights and benefits granted to the Secured Party by this Agreement free of any such restrictions.

19.                               Applicable Law.  This Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby and thereby shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts regardless of (a) where any such instrument is executed or delivered; or (b) where any payment or other performance required by any such instrument is made or required to be made; or (c) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the Commonwealth of Massachusetts; or (g) any combination of the foregoing.

20.                               Arbitration. The Secured Party or any Pledgor may elect to submit any dispute hereunder that has an amount in controversy in excess of $250,000 to arbitration hereunder.  Any such dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Association then pertaining and the decision of the arbitrators with respect to such dispute shall be binding, final and conclusive on the parties.

In the event the Secured Party or any Pledgor shall elect to submit any such dispute to arbitration hereunder, the Secured Party and such Pledgor shall each appoint and pay all fees of a fit and impartial person as arbitrator with at least ten (10) years’ recent professional experience in the general subject matter of the dispute.  Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator.  If either the Secured Party or the applicable Pledgor shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two (2) so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator.  If such arbitrators fail to agree upon a third arbitrator within forty five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years’ recent professional experience as to the subject matter in question.  The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between the Secured Party and the applicable Pledgor, unless the arbitrators decide otherwise.  The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator.  Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to the Secured Party and one to the Pledgor.  A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

The Secured Party and each Pledgor acknowledge and agree that, to the extent any such dispute shall involve any Manager and be subject to arbitration pursuant to such Manager’s Management Agreement, the Secured Party and each Pledgor shall cooperate to consolidate any such arbitration hereunder and under such Management Agreement into a single proceeding.

21.                               Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

22.                               Entire Contract.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

23.                               Headings; Counterparts.  Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

24.                               NONLIABILITY OF TRUSTEES.  THE DECLARATION OF TRUST ESTABLISHING THE SECURED PARTY, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME “SNH NS PROPERTIES TRUST”) REFERS TO THE TRUSTEES UNDER SUCH DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF  THE SECURED PARTY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE SECURED PARTY.  ALL PERSONS DEALING WITH THE SECURED PARTY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE SECURED PARTY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

25.                               Prior Pledge.  Notwithstanding anything contained in this Agreement to the contrary, the Secured Party acknowledges and consents to the FSQ Inc.’s prior pledge of the company interests in Five Star Quality Care—GHV, LLC to an affiliate of the Secured Party pursuant to that certain Amended and Restated Pledge of Stock and Membership Interest Agreement (Subtenant Pledge — Amended Lease No. 1), dated as of June 30, 2008, made by FSQ, Inc. and certain Affiliated Persons as to FSQ, Inc. to certain Affiliated Persons as to Secured Party.

WITNESS the execution hereof under seal as of the date above first written.

PLEDGOR:

FSQ, INC.,
a Maryland corporation

By:	/s/ Travis K. Smith
Travis K. Smith
Vice President

THE HEARTLANDS RETIREMENT COMMUNITY - ELLICOTT CITY II, INC., a Maryland corporation

By:	/s/ Travis K. Smith
Travis K. Smith
Vice President

SECURED PARTY:

SNH NS PROPERTIES TRUST, a Maryland real estate investment trust

By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer

Exhibit A (Subleases) has been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request.